Exhibit 10.30

AGREEMENT NO.    VNERA1 02 05 15

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

AVAYA INC.

RESELLER MASTER TERMS AND CONDITIONS

This Reseller Agreement (“Agreement”) is made effective as of Jul 03 2002 (“Effective Date”) by and between Avaya Inc. (“Avaya”) a Delaware corporation with offices at 211 Mt Airy Rd, Basking Ridge, NJ 07920 and North American Communications Resource, Inc. dba NACR, Inc., (“Reseller”) a Minnesota corporation, with offices located at 3344 Highway 149, Eagan, MN 55121.

NOW THEREFORE, in consideration of the mutual promises herein set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS

The following terms shall have the meanings specified below:

1.1 “Affiliate” means, with respect to any party, any person or entity that is under common control with, controls, or is controlled by, that party.

1.2 “Agreement” means this Reseller Agreement and all Product Group Attachments, which are incorporated by reference herein.

1.3 “Distributor” means any authorized Avaya distributor identified in the Product Group Attachments.

1.4 “Confidential Information” means all information furnished under or in contemplation of the Agreement, which is marked with a restrictive notice or otherwise designated as proprietary, or which the receiving party knows or should know is being disclosed on a confidential basis; including without limitation, this Agreement and it’s terms and conditions, all trade secrets, and price discount, rebate lists and schedules.

1.5 “End-User” means a third party that purchases Products for use by such third party and not for resale, sublease, or sublicense.

1.6 “Effective Date” means the date of this Agreement as stated above.

1.7 “Licensed Materials” means the object code computer programs furnished Avaya and intended for use in or provided for use with Products and also includes the information in the Related Documentation furnished to Reseller for use therewith. Unless otherwise specified, no source code version of software will be included in Licensed Materials.

1.8 “Licensed Trademarks” means those certain Avaya designated trademarks, insignia and symbols which are associated with the Products, and owned by Avaya.

1.9 “Permission to Connect” means any necessary approval by the duly authorized governing authorities for use of a Product or Product Component in the Territory. The term includes but is not limited to “type acceptance”, “type approval”, “prior connection inspection”, “homologation” or any other similar process, which would provide authorization to connect a Product or Product Component to the public telecommunications network and/or to sell a Product in the Territory.

1.10 “Product(s)” means those products and/or services which Reseller has been authorized to resell under the Agreement and listed in an Appendix to a Product Group Attachment. The authorized products may be amended and supplemented by Avaya from time to time in accordance with the provisions of the applicable Product Group Attachment.

1.11 “Product Component” means an item or part of equipment identified by an Avaya equipment code.

1.12 “Product Group Attachment” means the attachments to this Agreement.

1.13 “Related Documentation” means all materials in printed, written or electronic form used to describe the use of Products or Product Components, excluding marketing materials.

1.14 “Reseller” means the party named above as the Reseller and any successor or assign thereof agreed to by Avaya.

1.15 “Services” are those installation and professional services generally associated with the Products furnished by Avaya to End-Users, when ordered in connection with Products marketed by Reseller.

1.16 “Territory” means the fifty (50) states of the United States of America and the District of Columbia or such other geographic area specified in the applicable Product Group Attachment.

1.17 “Toll Fraud” means the unauthorized use of telecommunications services or facilities accessed through or connected to Products.

1.18 “Unused Product” means a Product or Product Component originally manufactured by Avaya (or an entity controlled by, controlling or under common control with Avaya), never used, frequently still in original packaging with original documentation, but which does not carry an Avaya factory warranty because of an improper acquisition of the Product or Product Component from a non-Avaya authorized source. Purchase and/or sale of Unused Product is a violation of this Agreement.

2.	TERM OF AGREEMENT

2.1 This Agreement shall commence upon the Effective Date for a period of one (1) year and shall automatically renew year to year on the anniversary of the Effective Date unless a party gives written notice of its intent not to renew to the other party [***] in advance of the anniversary of the Effective Date or unless the Agreement is otherwise terminated as hereinafter provided.

3.	APPOINTMENT

3.1 Subject to the terms and conditions herein, Avaya appoints Reseller as an non-exclusive reseller to purchase Products from an authorized Avaya Distributor and resell Products to End-Users in the Territory Reseller shall have no right to authorize others to resell or market Avaya Products and any such authorization or attempted authorization shall be void and without effect. Except as specifically authorized in writing by Avaya, Reseller is not authorized to employ sales agents (other than an employee of Reseller located at an authorized Reseller marketing location) or other independent contractors to market Avaya Products.

3.2 Unless otherwise expressly stated elsewhere in this Agreement, the relationship of the parties under the Agreement shall be, and at all times shall remain, one of independent contractors, and not that of franchisor and franchisee, joint venturers, or principal and agent, and no fiduciary relationship exists between the parties. Neither party shall have any authority to assume or create obligations on the other’s behalf, and neither party shall take any action that has the effect of creating the appearance of its having such authority.

3.3 Avaya expressly reserves the right to engage directly, or contract with others, to market, sell and/or service the Products in the Territory.

3.4 Reseller accepts the appointment described herein and acknowledges that no payment of any fee is required as a condition of such appointment.

4.	RESPONSIBILITIES OF RESELLER

4.1 Performance of Obligations: Reseller shall perform all of its obligations under this Agreement. Reseller shall comply with all of its obligations under this Agreement or the Product Group Attachment, including, but not limited to, those relating to any of the following: (a) service, (b) installation, (c) warranties, (d) training, (e) insurance, (f) reporting and (g) dealings with authorized Avaya Distributors. Reseller shall conduct business in its own name and use commercially reasonable efforts to promote, market and expand the selling of the Products within the Territory. Reseller shall: (a) conduct its business in a manner that reflects favorably on the Products and on the good name, goodwill and reputation of Avaya; (b) avoid deception, misleading or unethical practices: and (c) use best efforts to promote, market, and further the interest of Avaya, its name and Products. Reseller represents and warrants to Avaya that at no time will Reseller substitute competitive products where Avaya is specified by an End-User

4.2 Training: Reseller shall retain sales and service personnel sufficiently trained to perform its obligations under the Agreement, including but not limited to a knowledge of the industry, the Products and the servicing of the Products. Reseller shall participate in sales training set forth in the Product Group Attachment, including annual sales training updates or refresher courses with options to satisfactorily pass Avaya’s written examination in lieu of such training. Reseller shall ensure that Reseller’s employees or representatives engaged in marketing the Products are qualified and competent to do so, are knowledgeable of the specifications, features and advantages of the Products and are capable of demonstrating the use and capabilities of the Products and their applications to End-Users, obtain relevant training and conduct such marketing activities in a professional manner. If applicable, Reseller shall meet any individual certification requirements to sell the Product(s). Training will be provided at Avaya’s then current rates, terms and conditions.

4.3 Sales Targets: Unless different or additional requirements are set forth in the Product Group Attachment, Reseller shall work with Avaya to establish annual sales targets for the Products, and meet with Avaya on at least a quarterly basis to discuss its ability to meet such annual targets. Reseller shall provide data reasonably requested by Avaya on the overall marketplace, market potentials and other information related to the Products.

4.4 Promotional Materials: Reseller shall use and distribute only Avaya approved and provided promotional materials (e.g., advertising, sales literature and brochures) for Products.

4.5 End-User Technical Support: Reseller shall provide technical support and training to End-User in the effective use of the Products.

4.6 End-User Warranty: Reseller shall not grant any End-User a warranty greater than the warranty granted by Avaya, and any such grant shall be Reseller’s own responsibility, and shall not be binding upon Avaya. Reseller shall, either contractually or before delivery of Products to its End-Users, advise them of the limited scope of Avaya’s warranties and limitations of liability.

4.7 Notice to Avaya: Reseller shall promptly inform Avaya of any facts or opinions likely to be relevant in relation to marketing the Products including, without limitation, all suspected Product defects or safety problems and End-User complaints.

4.8 Compliance with Laws: (a) Reseller shall not directly or indirectly pay, offer, promise or give or authorize to pay, offer or give money or anything of value to any employee or official of a government or department thereof, political party or candidate for political office or to any employees or officials of public international organizations, or to any other person while being aware of or having a belief that such money or item of value will be passed on to one of the above, to influence any act or decision by such person or by any governmental body for the purpose of obtaining, retaining or directing business or to otherwise obtain an improper advantage. Reseller will not undertake any action that may cause Avaya to be in breach of the rules and regulations of the U.S. Foreign Corrupt Practices Act or of any similar legislation of any other country.

(b) Reseller furthermore shall comply with all applicable laws and regulations of the Territory and the United States, including (among others) the anti-boycott laws and laws pertaining to data protection. If at any time after the effective date hereof, the Agreement or the performance of its obligations by Reseller or Avaya is no longer in compliance with any federal, state or local law or regulation, the Agreement shall be appropriately amended by the parties so as to be in compliance with those laws or regulations or terminated by either party. Reseller shall keep Avaya informed of any applicable laws or regulations of the Territory or any political subdivision or agency thereof, as well as any amendments thereto, whether proposed or adopted, which may affect the rights and obligations of the parties, or the promotion, sales, service or maintenance of the Products.

4.9 Insurance and Bonds: Reseller shall maintain, during the term of the Agreement, all insurance and bonds required by any applicable law and the Product Group Attachments including, but not limited to, worker’s compensation insurance, employer’s liability insurance, environmental impairment insurance, pollution liability insurance, automobile liability insurance and commercial general liability insurance. Upon Avaya’s request, Reseller shall provide Avaya with certificates of such insurance coverage.

4.10 Reporting: Reseller shall maintain an accurate and complete record of sales and licenses to End-Users, by name, installation address, Product and Product Components, serial numbers, and date of sale and installation. Upon reasonable notice, Reseller shall allow Avaya and/or its representatives to inspect Reseller’s records and reports. Reseller shall provide point of sale reporting as may be reasonably requested by Avaya, and any other reports specified in the Product Group Attachment.

4.10.1 To ensure fulfillment of Avaya’s Product and Software warranties to End-Users, to ensure End-User safety, to ensure End-Users receive the latest information concerning the use of Avaya Products and enhancements thereto, to maintain End-User satisfaction, and to assist Avaya in tracking equipment maintenance obligations and materiel accountability, Reseller agrees to maintain and make available to Avaya on reasonable request an accurate and complete list of Reseller’s Avaya Product and Software End-Users by name, installation address, the Avaya Product Components furnished to each End-User, the transaction date, and all serial numbers associated with the new Avaya Products, Software or new Avaya Product Components. The obligation to maintain and make such information available to Avaya shall survive expiration or termination of this Agreement Avaya will use this information solely for the purposes set forth in this Section 4.10.1.

4.10.2 If requested by Avaya, by the [***] of [***], in a format to be provided by Avaya to Reseller, Reseller will submit a point-of-sale report of sales made the previous month, by Avaya order code, ZIP code, and quantity.

4.11 Quality Reviews: To maintain Avaya’s high standards for End-User satisfaction and Avaya Product and Service quality, Reseller agrees to abide by all Avaya quality policies, and periodically visit the BusinessPartner website for policy and procedure changes. Reseller agrees to participate in Avaya’s Customer Satisfaction Surveys. Avaya may conduct performance reviews of all Reseller responsibilities and Reseller fulfillment of Avaya’s quality policies.

4.12 Use of Website: The terms of Web Site Use appearing on any Avaya Website used by Reseller, as such terms may be amended from time to time, are hereby incorporated by reference into this Agreement as if set forth herein.

4.13 Product Sourcing: Other than Avaya’s then current alternate sourcing policy, Reseller shall not purchase or otherwise obtain Avaya Products for resale from any source other than the authorized Avaya Distributor(s) provided on a Product Group Attachment or Appendix to this Agreement. Reseller’s purchase or resale of an Unused Product shall be grounds for immediate termination of this Agreement.

4.14 Deauthorize Employees: Upon the termination of employment of a Reseller’s employee with password access to any Avaya information system or hotline, Reseller agrees to immediately deauthorize the employee’s password access, and to immediately notify the Avaya Information Administrator of the deauthorization.

4.15 Business Partner Certification Program: Reseller may be eligible to participate in the Avaya BusinessPartner Certification Program. Upon Reseller’s request, Avaya will provide to Reseller a copy of any materials pertaining to such program. If Reseller decides to participate in such program, Reseller may be entitled to certain rights and benefits offered pursuant to the program, provided that Reseller complies with all applicable minimum sales amounts, minimum technical support capabilities, and other requirements imposed by the program. Avaya has the right to cancel or modify the BusinessPartner Certification Program at any time for any reason.

5.	BILLING AND PAYMENT

5.1 Reseller shall pay all Avaya invoices within [***] of the invoice date. If Reseller does not pay the invoiced amount for receipt by Avaya within [***] of the invoice date, Reseller shall pay a delinquent payment charge at the rate of [***] or the [***], whichever is lower. Reseller is responsible for taxes which become due as a result of Avaya’s provision of Products or Services.

6.	PRODUCT CHANGES AND DISCONTINUANCE

6.1 Avaya may, without the consent of Reseller and without liability to Reseller, add, delete or change any Products or modify drawings and specifications relating thereto. Such additions, deletions and changes will be communicated to Reseller within a reasonable time of the decision to add, delete or change. Avaya may substitute Products or Product Components of later design to fill an order, provided the changes, modifications or substitutions under normal and proper use do not adversely impact upon form, fit or function or are recommended by Avaya to enhance safety.

6.2 Reseller agrees not to make or permit any third party to make any changes to the Products.

7.	LICENSED MATERIALS

7.1 All Licensed Materials, and all copies thereof, including translations, compilations, derivative works and partial copies, are and shall at all times remain the property of Avaya or its licensor.

7.2 Avaya grants Reseller a personal, non-exclusive and non-transferable license to use the Licensed Materials only in connection with Products demonstrated or furnished to End-Users. Reseller is authorized to use the software only on the hardware on which it has been loaded by Avaya or on which Avaya has authorized it to be loaded. No title or other ownership rights in intellectual property or otherwise in the Licensed Materials shall pass to Reseller or any sub licensee under the Agreement. Reseller agrees not to export the Licensed Materials out of the Territory.

7.3 Reseller agrees not to reverse engineer, decompile or disassemble software furnished to It in object code form or permit any third party to do so. For any software included as part of the Licensed Materials which inherently includes the capability of being remotely enabled, Reseller expressly agrees that it shall not enable, or permit or assist any third party to enable, such features or capabilities without Avaya’s express written permission.

7.4 Certain software included as part of the Licensed Materials may be provided with a separate “shrink-wrap” or other software license and/or warranty terms. In such cases, the separate software license and/or warranty terms shall supersede any provisions of the Agreement which are inconsistent or in conflict with such license and/or warranty terms. At Avaya’s request, Reseller shall execute any license agreement for software licensed to it. As a condition to the license or sublicense of any of Licensed Materials to an End-User, Reseller shall cause the End-User to be bound by the license agreement specified in the applicable Product Group Contract or furnished by Avaya with the software. Reseller agrees that Avaya shall be a third party beneficiary of the provisions regulating and/or restricting Reseller’s license rights to software from Avaya or its affiliates or outside vendors (“Software License Restrictions”). Accordingly, Reseller acknowledges that Avaya shall have the right to enforce those Software License Restrictions directly. Reseller also agrees that it will cause its End-Users to agree to similar Software License Restrictions; and that those agreements shall similarly establish Avaya as a third party beneficiary with the right to enforce those Software License Agreements directly against Reseller’s End-Users. Reseller also agrees that, upon reasonable request, it will assign to Avaya its rights to enforce the Software License Restrictions directly against Reseller’s End-Users

7.5 Reseller shall maintain a copy of each such End-User license agreement. Avaya shall have the right to obtain a copy of the license agreements upon request. Reseller agrees that it shall forbid its End-Users to export the software out of the Territory, and shall impose on its End-Users the same restrictions on reverse engineering, decompilation and disassembly as described in Section 7.3 above.

7.6 If the applicable license agreement authorizes Reseller to make copies of the Licensed Materials, Reseller shall make only the copies that are so authorized, and all such copies shall include all copyright and proprietary notices of Avaya. Reseller shall mark all media containing such copies with a notice that the Licensed Materials are the property of Avaya and subject to restrictions and limitations of liability.

7.7 Any failure by Reseller to comply with any of the license provisions contained in the Agreement, Product Group Attachment, or Product Appendix shall be a material breach of the Agreement and shall immediately entitle Avaya to terminate any license granted for the Licensed Materials and to exercise any remedy set forth herein, as well as any remedy that may exist at law or in equity. If Reseller’s license is terminated, or when Reseller no longer needs the Licensed Materials, Reseller shall return to Avaya or destroy all copies thereof. Then current licenses properly granted by Reseller to its End-Users shall survive termination of Reseller’s license.

7.8 Avaya may cancel or cause Reseller to cancel any license to Reseller’s End-User, if that licensee fails to comply with any of the license provision contained in the Agreement or any other applicable license agreement. If such cancellation is due to a breach by an End-User without any fault or breach by Reseller, then the cancellation shall not extend to Reseller’s license with respect to itself and the licenses of other End-Users.

7.9 Avaya may, at its discretion, electronically audit each system configuration containing Products sold under the Agreement, to verify compliance with the license provisions of the Agreement, including (among other things) the terms of the software license as it relates to the enablement of any separately licensed features or incremental units of capacity. Such an audit shall be conducted at the time of enablement of any separately licensed feature or incremental unit of capacity and at other times selected by Avaya, which, except in emergencies or suspected violations, shall not be more than once per calendar year upon at [***] notice to Reseller. Reseller shall cooperate with Avaya in conducting such audits. Reseller shall include in its contracts with its End-Users the requirement that such End-Users permit such audits and cooperate with Avaya in conducting such audits, including making remote access available to Avaya for this purpose.

7.10 Avaya will furnish Related Documentation to Reseller in English. Reseller will have the right, at its own expense, to reproduce and translate Related Documentation, provided that: (a) each copy or part thereof includes Avaya’s copyright and other relevant notices; (b) any translation is accurate and complete and reproduces the information in a manner consistent with the original literature; (c) such translation conforms to Avaya then current documentation standards provided to Reseller by Avaya from time to time; and (d) all intellectual property rights in any publication produced by Reseller referring to any Product, Product Component, or Licensed Materials will be assigned to Avaya upon publication and Reseller will take such actions and execute such documents from time to time as requested by Avaya to ensure that Avaya obtains and retains such rights. If Avaya determines that any publication produced by Reseller fails to comply with the preceding sentence, Reseller will do any or all of the following as requested by Avaya in its sole discretion: (a) cease distribution of such publications; (b) reclaim as many copies thereof as is reasonably practical; (c) destroy all copies of such publications within Reseller’s control; and (d) amend the publication in accordance with Avaya’ instructions.

8.	CONFIDENTIAL INFORMATION

8.1 Confidential Information in any form, whether written or electronic, shall remain the property of the furnishing party. Unless authorized by the furnishing party in writing, such Confidential Information: (a) shall be treated in confidence by the receiving party, not disclosed to third parties and used only for purposes of its performance under the Agreement; (b) shall not be reproduced or copied in whole or in part, except as necessary for use as authorized herein; and (c) shall, together with any copies thereof, be returned or destroyed when no longer needed or when the Agreement terminates, whichever occurs first.

8.2 Confidential Information does not include information which (a) is known to the receiving party free of any restriction, (b) becomes generally available to the public, other than as a result of improper action by the receiving party; or (c) is independently developed by the receiving party.

8.3 The parties agree to keep confidential: (a) the terms of the Agreement; (b) the subject matter of any dispute relating to the Agreement; (c) the terms of any settlement of any dispute relating to the Agreement; and (d) the termination of the Agreement. If a party is compelled by law to make disclosure of any of the above, notice shall be given to the other party pursuant to Section 20.8 prior to any disclosure so that the non-disclosing party will have an opportunity to object and/or to bring proceedings to prevent such disclosure.

8.4 If requested by Avaya, Reseller shall notify Avaya of the identities of its controlling persons and executive management and material changes therein. Such information shall be Confidential Information of Reseller.

9.	TRADEMARKS

9.1 Avaya hereby grants to Reseller a limited nonexclusive, non-transferable license and right to use the Licensed Trademarks for use in connection with the advertisement, promotion, sale or marketing of Products in the Territory, subject to the terms and conditions of this Section and the other provisions of the Agreement.

9.2 Reseller shall apply the Licensed Trademarks only to materials which have been created, in accordance with the standards of quality in materials, design, workmanship, use, advertising and promotion set forth in the Trademark Guidelines, or to materials which Avaya has otherwise approved in writing. The Guidelines for Use of Avaya Business Partner Promotional Signatures are set forth on the Business Partner website and are incorporated herein by reference. The Trademark Guidelines are Confidential Information of Avaya. Avaya may revise the Trademark Guidelines from time to time, and such revisions shall be effective upon written notice to Reseller.

9.3 Avaya shall have the right to conduct during regular business hours an examination of materials created by Reseller to determine compliance of such materials with the Trademark Guidelines. If such materials shall fail to conform in any material respect with any of the standards set forth in the Trademark Guidelines, (a) without limiting its other remedies, Avaya may so notify Reseller, and (b) upon such notification, Reseller shall promptly cease using the Licensed Trademarks on such materials and not distribute or publicize such nonconforming materials until the standards contained in the Trademark Guidelines have been met.

9.4 Avaya acknowledges that it owns the Licensed Trademarks and all registrations and applications therefore in the US and throughout the world but makes no warranties regarding the validity or enforceability of the Licensed Trademarks. Reseller will acquire no rights in or to Licensed Trademarks by virtue of this Agreement, Reseller’s activities under it, or any relationship Reseller may have with Avaya.

9.5 Reseller shall comply with conditions set forth in the Trademark Guidelines or otherwise established in writing from time-to-time by Avaya with respect to the style, appearance and manner of use of the Licensed Trademarks. Any use of the Licensed Trademarks not specifically provided for by such conditions shall be adopted by Reseller only upon the prior written approval of Avaya. In addition, Avaya may request that notices acceptable to Avaya be used on the materials bearing the Licensed Trademarks to identify the licensed use under the Agreement and the proprietary rights of Avaya.

9.6 All materials using Licensed Trademarks shall be subject to prepublication review and approval, at such reasonable times and in such reasonable manner prior to publication as established by Avaya from time to time, with respect to, but not limited to, content, style, appearance, composition, context, timing, media (including but not limited to broadcast fax, placement on a web site, Yellow Pages, or any other advertising or marketing medium), and geographic distribution plans. Avaya agrees to use reasonable commercial efforts in conducting such prepublication review and approval.

9.7 The Licensed Trademarks are not to be used by Reseller in any way to imply Avaya’s endorsement of products, services or materials, other than those furnished to Reseller pursuant to the applicable Product Group Contract. Reseller will not alter or remove any of the Licensed Trademarks applied to a Product, without the prior written approval of Avaya.

9.8 Reseller agrees not to register in any country or other jurisdiction any name or mark identical to or confusingly similar to the Licensed Trademarks.

10.	INFRINGEMENT

10.1 Avaya shall defend or settle all suits against Reseller alleging that any Product furnished under the Agreement infringes any United States patent, and Avaya shall [***] against Reseller on account of such infringement, provided that Avaya shall have the foregoing obligations with respect to third party Products contained within any Products only to the extent Avaya is indemnified for such obligations by such third party vendors. Such defense, settlement and payments are conditioned on the following: (a) Reseller gives Avaya prompt written notice of all such infringement claims and suits, and full opportunity and authority in the name of Reseller or otherwise to assume the sole defense and settlement of such suits; and (b) Avaya shall have sole control of the defense of any action on such claim and all negotiations of its settlement or compromise; and (c) Reseller furnishes Avaya with all information and assistance available to Reseller for such defense.

10.2 In the event of a claim of infringement, or a threatened claim of infringement, Reseller agrees that Avaya, in its sole discretion, may either: (a) procure for Reseller the right to continue selling the Product; (b) replace the Product subject to the claim with a non-infringing Product which is functionally equivalent; (c) modify the Product so that it becomes non-infringing; [***].

10.3 Sections 10.1 and 10.2 state the entire liability of Avaya for intellectual property infringement by any Product furnished under the Agreement.

10.4 Avaya’ obligations under Section 10.1 shall not apply to, and Reseller agrees to indemnify and save Avaya harmless from, all costs, expenses, liabilities and claims for infringement of any intellectual property rights: (a) arising from adherence to instructions, specifications or drawings which Avaya is directed by Reseller to follow; (b) relating to use or sale of the Products in combination with other item(s) not furnished by Avaya; or (c) arising from any modifications made to the Products by Reseller or any of its End-Users.

11.	LIMITED PRODUCT WARRANTY

11.1 Avaya warrants each Avaya-manufactured Product or Product Component (exclusive of Licensed Materials) to its End-Users only to the extent set forth in the applicable Product Group Attachment or documentation accompanying the Product or Product Component. Avaya’s Product warranties are subject to all of the terms and conditions set forth in the Product Group Attachment or documentation accompanying the Product or Product Component, including, but not limited to, exclusive remedies and limitations of liability. Avaya makes no warranty with respect to Unused Products and Products or Product Components not manufactured by Avaya (“Non-Avaya Components”). Avaya, to the extent permitted, assigns to Reseller’s End-Users any warranties given to Avaya by the vendor of such Non-Avaya Components.

11.2 No warranty by Avaya will extend to Products or Product Components that have (a) been subjected to misuse, neglect, power failures or surges, lightning, fire, flood or accident, (b) been used, repaired or altered contrary to Avaya’s instructions, (c) been improperly installed, stored, or maintained, or (d) had their serial numbers or date of manufacturing removed, defaced or altered.

11.3 Although Products are designed To be reasonably secure, Avaya makes no express or implied warranty that Products are immune from or prevent fraudulent intrusion, unauthorized use or disclosure or loss of proprietary information. Certain software features, if purchased, when enabled, could be improperly used in violation of privacy laws. By ordering Products with these features or separately ordering such features, Reseller and its End-Users assume all responsibility for assuring their proper and lawful use and all liability for any improper or unlawful use of such features. Avaya shall not be liable for any improper or unlawful use of such features.

11.4 Avaya does not warrant that the Products will prevent Toll Fraud. If Reseller offers its End-Users any warranty that is inconsistent with this Toll Fraud warranty exclusion, Reseller shall specifically describe to End-Users the sections of Avaya’ material and documentation that regard Toll Fraud and the precautions an End-User can take to prevent Toll Fraud. Avaya shall in no event be liable to Reseller, and End-User or any third party for Toll Fraud, and Reseller shall indemnify Avaya for any damages or liability resulting or arising from any additional Toll Fraud warranties or presentations made by Reseller.

11.5 THE FOREGOING WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR THE LIMITED PRODUCT WARRANTY TO RESELLER’S END-USERS REFERENCED IN THIS SECTION, AVAYA, ITS AFFILIATES AND SUPPLIERS MAKE NO WARRANTIES EXPRESS OF IMPLIED AND SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

12.	LIMITED SOFTWARE WARRANTY

12.1 Avaya warrants the Licensed Materials End-Users and only to the extent set forth in the applicable Product Group Attachment or documentation accompanying the Product or Product Component. Any warranty is subject to all of the terms and conditions set forth in the Product Group Attachment or documentation accompanying the Product or Product Component, including, but not limited to, exclusive remedies and limitations of liability. The provisions of this limited Licensed Materials warranty shall also govern Reseller’s internal use for the Licensed Materials, including use for sales, service, or training purposes.

12.2 Avaya makes no warranty with respect to any Licensed Material as to defects resulting from (a) Reseller’s or its End-Users’ misuse, neglect, accident or abuse; (b) Reseller’s or its End-Users’ alteration of Licensed Materials; or (c) Licensed Materials used in violation of the Agreement or the license to which its use is subject. Avaya does not warrant that Licensed Materials will meet the specifications or requirements of Reseller or its End-Users, or that the operation of the Product using the Licensed Materials will be continuous over any specified period of time or error-free.

12.3 THE FOREGOING WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR THE LIMITED PRODUCT WARRANTY TO RESELLER’S END-USERS REFERENCED IN THIS SECTION, AVAYA, ITS AFFILIATES AND SUPPLIERS MAKE NO WARRANTIES EXPRESS OR IMPLIED AND SPECIFICALLY DISCLAIM ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

13.	LIMITATION OF LIABILITY; LIMITATION OF REMEDY

13.1 EXCLUSIVE REMEDIES; LIMITATIONS OF LIABILITY

(a) For purposes of the exclusive remedies and limitations of liability set forth in this Section, each party shall be deemed to include its respective subsidiaries and affiliates and the directors, officers, employees, agents, representatives, subcontractors and suppliers of each of them; and “damages” shall be deemed to refer collectively to all injury, damage, loss or expense incurred;

(b) Avaya’s entire liability and Reseller’s exclusive remedies against Avaya for any damages caused by any Product defect or failure, or arising from the performance or non-performance of any work, regardless of the form of action, whether in contract, tort including negligence, strict liability or otherwise shall be:

(i) For infringement, the remedies set forth in the section entitled Infringement;

(ii) For the non-performance of Product or work performed during any warranty period, the remedies stated in the sections entitled Limited Product Warranty and Limited Software Warranty and in the Product Group Attachments;

(iii) For failure to deliver or for delays in delivery of Production quantities, Avaya shall have no liability unless the delivery is delayed by more than [***] by causes not attributable either to Avaya or to conditions beyond Avaya’s reasonable control, in which case Reseller shall have the right, as its sole remedy, to terminate the order without incurring termination charges, or to require Avaya to deliver the Products using priority delivery, at Avaya’s Expense;

(iv) For bodily injury or death to any person proximately caused by Avaya’s negligence, the amount of proven direct damages; and

(v) [***].

(c) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR [***], WHETHER OR NOT ANY SUCH PARTY HAS BEEN ADVlSED OF THE POSSlBILITY OF SUCH DAMAGES. THIS PROVISION SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

13.2 For all Products ordered or purchased by Reseller from an authorized Avaya distributor, Reseller and its End-User shall direct all complaints, make all claims and seek all remedies against such distributor arising out of or relating to the Products, including but not limited to any delays, errors or omissions in filling any orders or defects in the Products, whether in contract, tort, strict liability or otherwise.

13.3 No suit, action or proceeding (including a claim for arbitration under Section 17.1) may be commenced against Avaya or any of its Affiliates or suppliers more than [***] after the cause of action arises.

13.4 THE PARTIES AGREE THAT THE PRICES FOR PRODUCTS REFLECT THE ALLOCATION OF RISKS IN THIS AGREEMENT AND THE PRODUCT GROUP ATTACHMENTS.

14.	INDEMNITY

14.1 Reseller agrees to indemnify and save harmless Avaya from and against [***] (including [***]) that arise out of or result from injuries or death to persons or damage to property caused by Reseller’s acts or omissions, or those of persons furnished by Reseller or in any way arising out of Reseller’s performance or failure of performance of this Agreement; or assertions made by persons furnished by Reseller under Workers’ Compensation or similar acts; or claims, demands, suits, liabilities or costs arising out of or in any way relating to Reseller’s performance or failure of performance under this Agreement including claims from Reseller’s customers for warranty service, breach of warranty], and representations made by Reseller. At Avaya’s request, Reseller agrees to defend Avaya against any such claims, demands or suits at Reseller’s expense. Avaya agrees to notify Reseller in writing within a reasonable time of any written claims or demands against Avaya for which Reseller is responsible under this Section and agrees to cooperate with Reseller in connection with the defense of such action, but Avaya shall have the right to be represented in such action at its expense with advisory counsel of its choice.

14.2 This provision shall survive the expiration or termination of this Agreement.

15.	FORCE MAJEURE

15.1 Other than for the payment of money, neither party shall be held responsible for any delay or failure in performance to the extent caused by events beyond such party’s reasonable control, such as fire, flood, explosion, war or the engagement of hostilities, strike, embargo, labor dispute, government requirement, civil disturbances, civil or military authority, and inability to secure materials or transportation facilities. Each party shall endeavor to give the other reasonable notice of any such delay or failure.

16.	ASSIGNMENT AND SUBCONTRACTING

16.1 Reseller acknowledges that Avaya has appointed it as a Reseller in reliance upon the qualifications, business reputation, and financial soundness of itself and its controlling persons and management. Reseller may not assign the Agreement. or assign or delegate any right or obligation arising under the Agreement, without the prior written consent of Avaya.

16.2 Avaya may subcontract any or all of the work to be performed by it under the Agreement, but shall retain the responsibility for the subcontracted work. Avaya may assign the Agreement, in whole or in part, to any of its Affiliates or to any entity to which Avaya may sell, transfer, convey, assign or lease all or substantially all of its rights with respect to the Products subject to an applicable Product Group Contract.

17.	TERMINATION OF AGREEMENT

17.1 Either party may terminate the Agreement at any lime without cause by giving the other party [***] written notice of the termination. During said [***] period, Avaya will complete any pending orders for Product and Product Components upon receipt of pre-payment from Reseller for any such orders unless the parties agree otherwise. Reseller shall not submit any orders for Product or Product Components on or after the date of notice of termination and Avaya has no obligation to process any orders or deliver Product or Product Components pursuant to any order that violates this Section.

17.2 Either party may terminate this Agreement for material breach or default of any term or condition of this Agreement (other than payment to Avaya) if such breach or default is not cured within [***] of written notice of such breach or default from the non-breaching party.

17.3 Avaya may terminate the Agreement on [***] notice upon the occurrence of any of the following:

(a) if Reseller breaches or otherwise violates any of the provisions of Sections 3.1, 4.13, 7.0, or 9.7 hereof; or

(b) if Reseller materially breaches or violates any other provision of the Agreement and the breach or violation is not capable of cure; or

(c) if Reseller breaches or violates any provision of the Agreement, including the failure to pay Avaya under this Agreement or to pay an Avaya distributor, and Reseller fails to cure such breach or violation within [***] after notice of such breach or violation is given to Reseller; or

(d) if there is a [***] or more change of direct or indirect ownership of Reseller or a change of direct or indirect control of Reseller (excluding a change of ownership of the shares of a publicly traded company which does not result in a change of control).

17.4 The termination of the Agreement shall automatically accelerate the due date of all invoices to the effective date of termination.

17.5 Upon the termination of the Agreement, Reseller shall:

(a) discontinue all use of Licensed Trademarks, except that Reseller may continue using such Licensed Marks as authorized in the Agreement for an additional [***] exclusively in connection with Reseller’s efforts to sell remaining inventory; and

(b) cease holding itself out, in any manner, as an authorized Reseller of Avaya and notify and arrange for all persons who may identify, list or publish Reseller’s name as an Avaya authorized Reseller to discontinue the same; and

(c) return to Avaya, or destroy at Avaya’s request, all Confidential Information and all promotional materials supplied by Avaya; and

17.6 Neither party shall be liable to the other on account of the termination of the Agreement pursuant to this Section or otherwise pursuant to the Agreement, either for compensation or for damages of any kind or character whatsoever, or on account of the loss of present or prospective profits, good will, or expenditures, investments or commitments made in contemplation of, or in the performance of, the Agreement, provided, however that the termination of the Agreement shall not prejudice or otherwise affect (a) the rights or liabilities of the parties with respect to Products already sold under the Agreement, (b) any indebtedness then owing by either party to the other, and (c) any other obligations of the parties, such as those arising under Sections 5, 7, 8, 9, 10, 11, 12, 13, 14, 17, 18, 19 and 20, which by their nature continue beyond termination of the Agreement and which shall survive such termination.

18.	CHOICE OF LAW; EXCLUSIVE JURISDICTION; [***].

18.1 Unless otherwise stated in the Product Group Attachment, the Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA, excluding its choice of law principles.

18.2 Any suit or other action arising out of the Agreement, whether commenced in conformity with or contrary to Section 19, shall only be brought in the federal or state courts of the State of New York, with the sole exception that any party may commence a suit in any jurisdiction to enforce an arbitration award or judgment obtained pursuant to Section 19. In the event of any suit in the federal or state courts of the State of New York, (a) the parties hereby consent to personal jurisdiction therefore and waive any defense based on a lack of personal jurisdiction, improper venue, or the inconvenience of the forum, (b) the parties agree that delivery of any process in the manner provided for in Section 20.8 shall constitute lawful and valid service of process, and (c) [***].

19.	ARBITRATION AND DISPUTE RESOLUTION

19.1 Except as otherwise expressly provided in the Agreement, any dispute, controversy or claim arising out of or relating to the Agreement, its interpretation or enforcement shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association conducted by one arbitrator. The arbitration shall be conducted at Avaya’s offices at 211 Mt. Airy Road, Basking Ridge, New Jersey unless otherwise agreed by the parties. Any ruling by the arbitrator shall be final and binding on the parties and may be entered in any court of competent jurisdiction. The arbitrator shall have no authority to modify or expand the Agreement or any of the provisions of this Agreement. The arbitrator is specifically authorized to render partial or summary judgment. Each party will bear its own attorneys’ fees associated with the arbitration, and each party shall bear an equal share of all fees, costs and expenses of the arbitrator. The arbitration proceeding and all testimony, filings, documents, and other information produced or given in connection with the arbitration shall be treated as Confidential Information, except as may be necessary to enter any arbitration ruling in a court of competent jurisdiction or as otherwise may be required by law.

19.2 Nothing in the Agreement shall preclude either party from specific performance or other equitable relief, including but not limited to temporary restraining orders and preliminary injunctions, from any court of competent jurisdiction, in order to protect its rights or prevent harm pending the obtaining of an arbitration ruling, nor shall anything herein prevent Avaya from seeking monetary damages from any court of competent jurisdiction for monies owed to it hereunder. Without limiting the foregoing provisions of this Section, Reseller acknowledges that remedies at law, including by means of an arbitration for a breach or threatened breach of any of the covenants contained in Sections 4, 7, 8, 9, 16 and 17 will be inadequate and in the event of a breach or threatened breach of any such covenants, Avaya shall be entitled to an injunction specifically enforcing Reseller’s compliance with such.

19.3 The prevailing party in any dispute relating to the Agreement resulting in a final judgment by any court or arbitration panel, including but not limited to actions to collect money owed to Avaya by Reseller, shall be entitled to the payment of all attorneys fees and costs incurred.

20.	GENERAL

20.1 No failure to exercise and no delay or partial exercise of a right or power conferred upon a party under the terms of the Agreement shall operate as a waiver of such right or power.

20.2 If any paragraph or clause in the Agreement shall be held to be invalid or unenforceable in any jurisdiction in which the Agreement is being performed, then the meaning of such paragraph or clause shall be construed so as to render it enforceable, to the extent practicable; and if no such interpretation would save such paragraph or clause, it shall be severed from the Agreement and the remainder shall remain in full force and effect. However, in the event such section or clause is considered an essential element of this Agreement by either Avaya or Reseller, the parties shall promptly negotiate a replacement therefore.

20.3 The Agreement has been signed in the English language. In case of conflict between the Agreement and any translation from English, the English language Agreement shall control.

20.4 In the event of a conflict between provisions of the Agreement and the Product Group Attachments, priority shall be given to provisions of the Product Group Attachments over a provision of the Agreement, unless such priority is expressly overridden in the Agreement; and in the event of a conflict between the provisions of the Product Group Attachment and a Product Appendix, priority shall be given to provisions of the Product Appendix over a provision of the Product Group Attachment, unless such priority is expressly overridden in the Product Group Attachment or the Agreement.

20.5 The terms and conditions contained in the Agreement supersede all prior oral or written understandings between the parties and shall constitute the entire agreement between them concerning the subject matter of the Agreement and shall not be contradicted, explained or supplemented by any course of dealing or course of performance between Avaya and Reseller. The Agreement may only be amended by a writing signed by both parties.

20.6 The headings contained in the Agreement are for convenience only and are not intended to affect the meaning or interpretation of the Agreement.

20.7 Words importing a particular gender shall include every other gender and words importing the singular shall include the plural and vice-versa, unless the context clearly indicates otherwise.

20.8 Except as expressly provided in the Agreement, all notices, consents, waivers, requests or other instruments or communications given pursuant to the Agreement shall be in writing and shall be delivered by hand or sent by registered or certified United States mail, return receipt requested, postage prepaid, or by a recognized overnight delivery service, addressed to Avaya at its principal place of business, Attention: General Counsel and to the Reseller at the address set forth at the beginning of these Master Terms and Conditions. Any party may, by notice to the other party, specify any other address for the receipt of such notices, instruments or communications. Except as expressly provided in the Agreement, any notice, instrument or other communication shall be deemed properly given when hand delivered, one business day after being sent by overnight courier service and three days after being sent by United States mail in the manner prescribed in this Section.

Intentionally left blank

RESELLER PRODUCT GROUP ATTACHMENT

TO AVAYA INC RESELLER MASTER TERMS AND CONDITIONS

For

ENTERPRISE COMMUNICATION

AND INTERNETWORKING SOLUTIONS PRODUCT

This Product Group Attachment (Product Group Attachment”) shall be effective as of Jul 03 2002 (“Effective Date”) between Avaya. Inc. (“Avaya”), and North American Communications Resource, Inc. dba NACR, Inc.                                          (“Reseller”). This Product Group Attachment hereby incorporates by reference the Reseller Master Terms and Conditions entered into between Avaya and Reseller. The terms set forth in this Product Group Attachment shall be applicable to Avaya Enterprise Communications (“EC”) and Internetworking Solutions (“IS”) Products as defined in Product Appendices attached.

In addition to the terms of the Reseller Master Terms and Conditions specifying the relationship of the parties and their responsibilities, the parties agree as follows:

1.0	DEFINITIONS

Unless otherwise specified herein, terms which are defined in the Reseller Master Terms and Conditions shall have the meanings specified therein. The following terms shall have the meanings specified below:

1.1 “Area” means the specific geographic area or market segment in which Reseller has agreed to market Avaya Products in accordance with this Agreement. The agreed upon Area for Reseller is set forth in Appendix 1.

1.2 “Distributor’ means the authorized Avaya distributor of Avaya Product from whom Reseller will purchase product and who are listed or referred to in Appendix 1, to this Product Group Attachment.

1.3 “Reseller Service” means one or more of those services Reseller may choose to perform itself for Avaya Products in the Area. Reseller Services include system configuration to the End User, installation, warranty, and provision of post-warranty on-site maintenance.

1.4 “Avaya Service” means one or more of those services provided by Avaya that Reseller may choose to offer, including system configuration, installation, provision of post-warranty on-site and post-warranty remote maintenance service, and professional services. Avaya Service also includes remote maintenance service separate from post-warranty on-site maintenance service, which Reseller may offer in conjunction with Reseller Service.

1.5 Territory” means the fifty states of the United States of America and the District of Columbia, excluding the [***] operating area in the states of Ohio, Kentucky and Indiana with respect only to [***].

2.0	APPOINTMENT FOR ENTERPRISE COMMUNICATION AND INTERNETWORKING SOLUTIONS PRODUCT

2.1 For Resale of EC Products Only: Avaya hereby authorizes Reseller to purchase Avaya EC Products from EC Products Distributor, for resale to End User customers only who are within Reseller’s Area.

For Resale of IS Products Only: Avaya hereby authorizes Reseller to purchase from Avaya IS Products from IS Products Distributor(s), for resale to End-User customers only who are-within Reseller’s Area.

Reseller’s authorized marketing location(s) are set forth in the Appendix 1. If End User to which Reseller -has sold Avaya EC Products within the Area has locations outside the Area but within the Territory, then Reseller may sell limited quantities of Avaya EC Products for use by that End User outside the Area but in the Territory. With that exception, reseller shall not market or sell Avaya EC Products outside Reseller’s Area. Avaya’s authorization is predicated on Reseller’s agreement to market the Avaya Products in the Area and to achieve the Area forecast submitted pursuant to Section 4.3 of the Master Terms and Conditions. Avaya EC Products installed outside the Area will not be considered by Avaya when determining whether Reseller has achieved its annual commitment submitted pursuant to Section 4.3 of the Master Terms and Conditions. Reseller’s sales of Avaya EC Products outside the Area (unless specifically permitted by this Section 2.1), Reseller’s failure to achieve levels of sales acceptable to Avaya in the Area shall, among others, be grounds for termination or non-renewal of the Agreement.

2.2 Unless expressly provided elsewhere within this Agreement, Reseller may not market or sell Avaya Products to any office, department, agency, or defense installation of the United States Government except that Reseller may respond to a request for competitive bids, proposals, or quotations even if Avaya is also responding. Reseller is not appointed or authorized to market or sell Avaya Products to the United States Government by reason of the fact that Reseller has, in the past, sold used or unused products manufactured by Avaya to the United States Government.

3.0	SUPPLEMENTAL RESPONSIBILITIES OF RESELLER FOR AVAYA ENTERPRISE COMMUNICATION AND INTERNETWORKING SOLUTIONS PRODUCT

3.1 All services training that Avaya requires Reseller personnel to undergo, or other services training requested by the Reseller and offered by Avaya, will be furnished to Reseller at Avaya’s standard rates, terms and conditions. If Reseller has subcontracted with Avaya to perform all or part of Reseller Service to an End User and Reseller installs unused product (s) manufactured by Avaya but not purchased from the BusinessPartner Sales Organization (“BPSO”) as part of that End User’s system, in addition to any other remedies available to Avaya, Avaya may terminate any Reseller licenses to use Avaya maintenance software and also terminate its subcontracts with Reseller to perform Reseller Service. If Reseller has sold an Avaya Product system and an Avaya Post-Warranty Maintenance service contract to an End User, Reseller will advise such End User that addition of used and unused product (s) to the Avaya Product system may void Avaya’s warranty and cause Avaya to terminate the service contract.

3.2 Reseller may not seek to or assist any third party in replacing, interfering with or substituting any pre-existing Avaya Service agreement entered into with an End-User customer. Any act of interference by a Reseller with an existing Avaya Service agreement shall be a material breach of this Agreement. Reseller will not market or resell a third party’s services in support of an Avaya Product where Avaya has a pre-existing Services agreement during the term of this Agreement.

3.3 Reseller shall offer to train those End Users who elect to install their own systems in the effective use of the Avaya Products, including providing any instructional material furnished to Reseller by Avaya. Reseller shall specifically describe to those End Users who elect to install their own systems the sections of such material, including brochures and manuals packaged with the Avaya Products, that describe toll fraud and the precautions an End User can take to prevent toll fraud.

3.4 If Avaya is to install the Products, Reseller shall give requested information, to the Avaya services organization where the End User is located, in the agreed format, as soon as Reseller’s order process is completed. This will enable the customer to receive the Avaya Warranty on the new Avaya Products and Software, and if the customer has an Avaya post warranty service maintenance contract and has like products, the new Avaya Products will automatically be dded to that contract when the Warranty expires.

4.0	INSTALLATION, WARRANTY AND POST-WARRANTY SERVICES (for EC products only)

This section 4.0 applies only to EC Products authorized by Product Appendix or Addendum to this Product Group Attachment:

4.1 Avaya agrees to furnish any Avaya Services required by End Users purchasing Avaya Products from Reseller, as Reseller requests, until Reseller’s installation and maintenance personnel have completed training required under Section 4.2 of the Master Terms and Conditions, to the satisfaction of Avaya. During such interim period, Reseller agrees to propose only Avaya Services or those of an Authorized Avaya Service provider in connection with each End User purchase of Avaya Products under this Agreement. Once Reseller has completed the necessary training, any installation, warranty or post-warranty Services required by End Users purchasing Products from Reseller may be furnished by Reseller. To ensure the provision of high quality installation and post-warranty Services to End Users, Reseller shad: (i) perform Services directly and not, unless expressly authorized in writing by Avaya, through a non-Avaya authorized independent contractor or agent; (ii) be adequately trained: and (iii) perform such Services competently and in accordance with any-applicable Avaya standards. The indemnity obligations of Reseller under Section 14.1 of the Master Terms and Conditions shall apply to any Services furnished by Reseller to End Users. Reseller may offer Avaya’s installation and post warranty Services to Reseller’s End Users at Avaya’s then current rates terms and conditions,

4.2 Replacement, spare or maintenance Product Components required by Reseller, to the extent that Avaya in its sole discretion makes such Product Components available, can be purchased either directly from Distributor pursuant to this Agreement or through Avaya’s National Parts Sales Center (NPSC). In the event Reseller elects to purchase such Product Components from the NPSC, such purchases shall be at the prices, terms and conditions established by the NPSC. Replacement, spare and maintenance Product Components provided to Reseller or purchased by Reseller under this Agreement may, at Avaya’s option, be either new or refurbished.

4.3 Avaya’s appointment of Reseller to market Avaya Products hereunder is predicated on Reseller’s agreement that it will hold itself out as authorized by Avaya to provide Services only as to Avaya Products hereunder and will, to the sole satisfaction of Avaya, clearly distinguish its authorization to provide Services for such Avaya Products and its lack of authorization to provide Services for other Avaya-manufactured equipment. Reseller also agrees to inform End Users of such distinction in Reseller’s marketing (including brochures or other printed or written materials) of Avaya Products and of any other Avaya equipment. In addition to any other events of termination set forth in this Agreement, Reseller’s failure to distinguish between its authorization to offer Services as to Avaya Products and its lack of authorization to offer Services as to other Avaya equipment or to inform End Users of such distinction shall entitle Avaya to terminate this Agreement upon written notice to Reseller.

4.4 Reseller may incorporate Avaya Services support features in its Reseller Service Offers to End Users Avaya will serve as Reseller’s subcontractor for such Avaya Services. No license is granted, and no title or other ownership rights in Avaya’s intellectual property related to Avaya’s provision of Avaya Services support shall pass to Reseller under this Agreement or as a result of any performance hereunder. Reseller agrees to provide Avaya with accurate information on End User port capacity, software attachments, and other information required in order for Avaya to invoice Reseller accurately for such remote support. Failure to provide such accurate information or to update it on a timely basis shall entitle Avaya to terminate this Agreement upon written notice to Reseller. Connection of unused product(s) manufactured by Avaya but not purchased from BPSO as part of an End User’s system may, in addition to any other remedies available to Avaya, permit Avaya to terminate any Reseller licenses to use Avaya maintenance software and also to terminate all its subcontract (s) with Reseller to perform Reseller Service.

5.0	PRODUCT, PRODUCT COMPONENTS, AND SOFTWARE LICENSE CHANGES

5.1 Avaya may without the consent of Reseller, but with [***] written notice to Reseller, delete any Avaya Product or Product Component from any Product Appendix.

6.0	RESELLER FORECAST AND REPORTS

6.1 Upon execution of this Agreement and annually thereafter, Reseller shall submit to Avaya a monthly and quarterly forecast of total Avaya Product orders to be placed by Reseller during the next twelve months, the “annual commitment”. The annual commitment must specify, for each month and quarter, the total unit quantities of each Avaya Product construct (i.e., average configuration of Avaya Product Components in an initial End User installation of an Avaya Product model) to be ordered.

6.2 Avaya may reject any annual commitment submitted by Reseller if, in Avaya’s sole judgment, such commitment does not project either: (1) the level of Avaya Product orders Avaya reasonably requires of Reseller to achieve its marketing objectives in the Area; or (2) a realistic assessment of Reseller’s potential successful marketing opportunities in the Area during the forecast period. Avaya shall notify Reseller in writing within [***] of receipt of Reseller’s forecast if Avaya has rejected such forecast or it will be deemed to have been accepted by Avaya.

6.3 Reseller shall submit the annual commitment of Avaya Product orders as specified in Section 6.1 of this Attachment, and actual Avaya Product installation data specified in Section 3.4 of this Attachment and Sections 4.10.1 and 4.10.2 of the Master Terms and Conditions, in a format specified by Avaya.

7.0	TERMINATION OF AGREEMENT

7.1 In addition to the termination conditions in the Reseller Master Terms and Conditions, Avaya may terminate this Attachment or the Agreement upon [***] upon the occurrence of any of the following:

(a) if Reseller breaches or otherwise violates any of the provisions under Sections 2.1, 3.2, 4.3, and 4.4 of this Attachment; or

(b) if Reseller has remotely accessed PBX locations maintained by Avaya directly.

Reseller agrees that by executing this Product Group Attachment, it is bound by the terms and conditions of the Master Terms and Conditions, the terms and conditions contained in the Product Group Attachment, and any additional terms and conditions set forth in a Product Appendix associated with those Products, which Reseller has been authorized to sell.

IN WITNESS WHEREOF the parties have caused this Product Group Attachment to be signed by their duly authorized representatives.

Avaya Inc.		North American Communications Resource, Inc. dba NACR, Inc.

By:	/s/ Roxanne L. Douma	By:	/s/ Thomas M. Roles
Typed Name:	Roxanne L. Douma	Typed Name:	Thomas M. Roles
Title:	Senior Ops Mgr	Title:	President / CEO
Date:	7/3/02	Date:	6-22-02

APPENDIX 1 TO RESELLER PRODUCT GROUP ATTACHMENT FOR ENTERPRISE COMMUNICATION AND lNTERNETWORKING SOLUTIONS PRODUCT

Enterprise Communication Products Distributor

ScanSource, Inc. dba Catalyst Telecom

6 Logue Court, Suite G

Greenville, SC 29615

800-944-2432

Internetworking Solutions Product Distributors

Avaya will provide a listing of authorized Internetworking Solutions Product Distributors to Reseller upon execution of this Agreement. Avaya reserves the right to add or remove authorized Distributors at its sole discretion. Notification of changes to the Distributor Listing will be provided to Reseller by electronic means, which may include but is not limited to website posting or email notification.

Addresses:

A.	Marketing Location (s):

North American Communications Resource, Inc.

dba NACR, lnc.

3344 Highway 149

Eagan, MN 55121

651-994-6800

2219 12th Street, NW

Fargo, ND 58102

N19 W24400 Riverwood Drive

Waukesha, WI 53188

N922 Tower View Drive, Suite 106

Greenville, WI 54942

Polaris Center 8800 Lyra Drive

Columbus, OH 43240

4442 114th Street

Urbandale, IA 50322

555 Republic Drive, Suite 400

Plano, TX 75074

13235 Laurel Lane

Valley View, OH 44125

10355 No. Springer

Kirtland, OH 44094

41289 Stone Haven

Northville, MI 48167

1155 Sugden Lake Road

White Lake, Ml 48386

6003 Summerset Drive

Midland, MI 48640

4810 East Gate Mall

San Diego, CA 92121

8267 S Homestead, Suite 100

Tempe, AZ 85284

20806 Buckboard Place

Covina, CA 91724

10311 Mica Way

Parker, CO 80134

W6053 Meadow Valley Rd

New Glarus, WI 53574

4025 Toronto Ct

Hanover Park, IL 60133

2855 N. Franklin Road

Indianapolis, IN 46219

5304 Century Ct.

Fort Wayne, IN 46807

3421 Riverbrend Dr. NE

Cedar Rapids, IA 52411

509 Sheridan St.

Crookston, MN 56716

12120 STATE LINE ROAD #304

LEAWOOD, KS 66209-1254

390 S. WOODS MILL ROAD, SUITE 240

CHESTERFIELD, MO 63017

8100 E. 22ND STREET NORTH, BLDG 600

WICHITA, KS 67226

505 GREEN HARBOR CIRCLE

FRANKLIN, TN 37069

8911 POCONO COVE

AUSTIN, TX 78717

11312 LAKERIDGE RUN

OKLAHOMA CITY, OK 73170

5090 RICHMOND AVENUE, BOX 146

HOUSTON, TX 77056

7000 WEST 45TH STREET

AMARILLO, TX 79109

5722 SOUTH FLAMINGO ROAD #275

COOPER CITY, FL 33330

5165 STATE ROAD 13 NORTH ST.

AUGUSTINE, FL 32092

8298 S. Stonefield Road

Sandy, UT 84094

Area:

Enterprise Communication Product Area Description:

1.	Geographic Area, (if Area is Defined by geography)

State	County

North Dakota South Dakota Minnesota Iowa Nebraska Wisconsin Michigan Illinois Oklahoma Texas Arizona Colorado Florida Kansas Missouri Louisana Arkansas Tennessee Utah	Entire States

California	San Diego, lnyo, Kern, Los Angeles, Orange, San Luis Obispo, Santa Barbara, Ventura

Ohio Indiana Kentucky	Excluding the Areas Defined in Section 1.5 of the Reseller Product Group Attachment, and the Areas Covered by the Attachment: Existing Avaya Dealers with Exclusive Primary Areas of Responsibility.

2.	Other Enterprise Communication Product Area Description (e.g. market segment, area codes, etc)

B.	Internetworking Solutions Product Area Description:

1.	Geographic Area, (if Area is Defined by geography)

State	County

North Dakota South Dakota Minnesota Iowa Nebraska Wisconsin Michigan Illinois Oklahoma Texas Arizona Colorado Florida Kansas Missouri Louisana Arkansas Tennessee Utah	Entire States

California	San Diego, lnyo, Kern, Los Angeles, Orange, San Luis Obispo, Santa Barbara, Ventura

Ohio Indiana Kentucky	Excluding the Areas Defined in Section 1.5 of the Reseller Product Group Attachment, and the Areas Covered by the Attachment: Existing Avaya Dealers with Exclusive Primary Areas of Responsibility.

2.	Other Internetworking Solutions Product Area Description (e.g. market segment, area codes, etc)

ATTACHMENT:	EXISTING AVAYA DEALERS WITH EXCLUSIVE PRIMARY AREAS OF RESPONSIBILITY

[***] with respect only to [***] products.

In [***,] the counties of [***].

Attachment 1

Reseller Product Appendix: Avaya Enterprise Communications Products

Key Systems

A. Products:

Merlin Magix Communications Systems, Associated Adjuncts, and Messaging Systems

Partner® Advanced Communications Systems, Associated Adjuncts, and Messaging Systems

B. Reseller must provide End Users with required software license and warranty information. This information be contain in shrink wrap material, or product documentation, and is being provided here in for your reference, For the products covered by this Product Appendix, the following contains the End User Software License referred to in Section 7.4 of the Agreement and the End User Software Warranty:

END USER SOFTWARE LICENSE AND LIMITED WARRANTY

END USER SOFTWARE LICENSE

Avaya Inc. grants You a personal, non-transferable and non-exclusive right to use, in object code form, all software and related documentation furnished under the Agreement between Avaya Inc. and [Reseller]. This grant shall be limited to use with the equipment for which the software was obtained or, on a temporary basis, on back-up equipment when the original equipment is inoperable. Use of software on multiple processors is prohibited unless otherwise agreed to in writing by Avaya Inc., You agree to use your best efforts to see that your employees and users of all software licensed under this Agreement comply with these terms and conditions and You will refrain from taking any steps, such as reverse assembly or reverse compilation, to derive a source code equivalent of the software.

You are permitted to make a single archive copy of software. Any copy must contain the same copyright notice and proprietary marking as the original software. Use of software on any equipment other than that for which it was obtained, removal of the software from the United States, or any other material breach shall automatically terminate this license.

If the terms of this license differ from the terms of any license packaged with the software, the terms of the license packaged with the software shall govern.

LIMITED WARRANTY AND LIMITED LIABILITY

Software. Avaya Inc. warrants that if the Software does not substantially conform to its specifications, the end-user customer (“You”) may return it to the place of purchase within 90 days after the date of purchase, provided that You have deployed and used the Software solely in accordance with this License Agreement and the applicable Avaya Inc. installation instructions. Upon determining that the Returned Software is eligible for warranty coverage, Avaya Inc. will either replace the Software or, at Avaya Inc.’s option, will offer to refund the License Fee to You upon receipt from You of all copies of the Software and Documentation. In the event of a refund, the License shall terminate.

Compatibility. THE SOFTWARE IS NOT WARRANTED FOR NONCOMPATIBLE SYSTEMS.

DISCLAIMER OF WARRANTIES. AVAYA INC MAKES NO WARRANTY, REPRESENTATION, OR PROMISE TO YOU NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. AVAYA INC. DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. AVAYA INC. DOES NOT WARRANT THAT THE SOFTWARE OR DOCUMENTATION WILL SATISFY YOUR REQUIREMENTS. THAT THE SOFTWARE OR DOCUMENTATION ARE WITHOUT DEFECT OR ERROR, OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED. ALSO, AVAYA INC. DOES NOT WARRANT THAT THE SOFTWARE WILL PREVENT, AND AVAYA INC. WILL NOT BE RESPONSIBLE FOR, UNAUTHORIZED USE (OR CHARGES FOR SUCH USE) OF COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO THE SOFTWARE (TOLL FRAUD). Some slates do not allow the exclusion of implied warranties or Irritations on how long an implied warranty lasts, so the above limitation may not apply to You. This warranty gives You specific legal rights which vary from state to stale.

EXCLUSIVE REMEDY AND LIMITATION OF LIABILITY. EXCEPT FOR BODILY INJURY PROXIMATELY CAUSED BY AVAYA INC.’S NEGLIGENCE, YOUR EXCLUSIVE REMEDY AND AVAYA INC.’S ENTIRE LIABILITY ARISING FROM OR RELATING TO THIS LICENSE AGREEMENT OR TO THE SOFTWARE OR DOCUMENTATION SHALL BE LIMITED TO DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED $10,000. AVAYA INC. SHALL NOT IN ANY CASE BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR PUNITIVE DAMAGES, EVEN IF AVAYA INC. HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. AVAYA INC. IS NOT RESPONSIBLE FOR LOST PROFITS OR REVENUE OR SAVINGS, LOSS OF USE OF THE SOFTWARE, LOSS OF DATA, COSTS OF RECREATING LOST DATA, THE COST OF ANY SUBSTITUTE EQUIPMENT OR PROGRAM. CHARGES FOR COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO THE SOFTWARE (TOLL FRAUD). OR CLAIMS BY ANY PERSON OTHER THAN YOU THESE LIMITATIONS OF LIABILITY SHALL APPLY NOTWITHSTANDING THE FAILURE OF AN EXCLUSIVE REMEDY. Some states do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to You.

Unless modified, amended, or supplemented by this Product Appendix, all terms and conditions of Reseller Master Terms and Conditions remain in effect,

Reseller Product Appendix: Avaya Enterprise Communications Products

DEFINITY® GuestWorks, & Associated Adjuncts

A. Products

DEFINITY® GuestWorks, Associate Adjuncts and Software

Intuity® Audix TMLodging

IntuityTM AUDIX

Limited compatible DEFINITY® GuestWorksTM circuit packs and telephones, when ordered in conjunction with DEFINITY® GuestWorks Servers.

B. For the DEFINITY® GuestWorks Products covered by this Product Appendix, the following replaces Section 1.5 of the Agreement:

1.5 “End User” means a third party with a hotel or motel business to whom Reseller markets or sells Products within the Area for hotel or motel use by such third party in the ordinary course of its business and not for resale; End User does not Include any Avaya Inc. Global Account or any office, department, agency, or defense installation of the United States Government, except that Reseller may market and sell Products to any Avaya Inc. Global Account referred to Reseller specifically for the sale of Products by the Avaya Inc. Branch responsible for sales to that customer. No such reference to Reseller for the sale of Avaya Inc. products not covered by this Agreement, such as desktop video products, shall be deemed to be a reference for Products. Marketing opportunities for sales of GuestWorks systems to third parties for use in health care or senior citizens’ residence facilities must be individually reviewed with and approved by Avaya Inc. to be certain that the system will meet the customer’s needs and that the sale will not expose Avaya Inc. to claims based on the system’s unsuitability for such uses or similar theories

C. For the products covered by this Product Appendix, and for use with the DEFINITY® GuestWorks server, the following is added to the Reseller Product Group Attachment for Enterprise Communications Product as Section 2.5:

2.5 Circuit packs and 8400 Series DCP telephones offered under this Product Appendix for use only with the DEFINITY® GuestWorks servers may only be use in conjunction with these servers. Several circuit packs are designed for use only on GuestWorks systems only. Connection of such circuit packs to any other Avaya Managed Product will be considered on an exception basis only. Failure to meet the requirements of this subsection will be grounds for immediate termination of this Product Appendix, and depending on the circumstances, may lead to the Agreement to which this is appended.

D. For the products covered by this Product Appendix, the current End User Software License referred to in Section 7.4 of the Agreement and the current End User Software Warranty may be found in Exhibit 1.

E. [For Resellers licensing the Orange Label Flash Card only.] New Section 8 is added to the Reseller Product Group Attachment for Enterprise Communications Products with respect to this Product Appendix and may be found in Exhibit 2.

Unless modified, amended, or supplemented by this Product Appendix, all terms and conditions of Reseller Master Terms and Conditions remain in effect.

Reseller Product Appendix: Avaya Enterprise Communications Products

DEFINITY® BCS & Associated Adjuncts

A. Products

DEFINITY BCS, Associate Adjuncts and Software

DEFINITY AUDIX

IntuityTM AUDIX

BCMS (25 Agents)

Limited compatible DEFINITY® BCS circuit packs and telephones, when ordered in conjunction with DEFINITY® BCS Servers.

B. For the products covered by this Product Appendix, and for use with the DEFINITY® BCS server, the following is added to the Reseller Product Group Attachment for Enterprise Communications Product as Section 2.5:

2.5 Circuit packs and 8400 Series DCP telephones offered under this Product Appendix for use only with the DEFINITY® BCS servers may only be use in conjunction with these servers. Orders for DCP telephones beyond those provided in the DEFINITY BCS packaged offers will be rejected if the number of telephones ordered exceeds [***] of the total telephone capacity of the system ordered. Several circuit packs are designed for use only on BCS systems only. Connection of such circuit packs to any other Avaya Managed Product will be considered on an exception basis only. Failure to meet the requirements of this subsection will be grounds for immediate termination of this Product Appendix, and depending on the circumstances, may lead to the Agreement to which this is appended.

C. For the products covered by this Product Appendix, the current End User Software License referred to in Section 7.4 of the Agreement and the current End User Software Warranty may be found in Exhibit 1.

D. [For Resellers licensing the Orange Label Flash Card only.] New Section 8 is added to the Reseller Product Group Attachment for Enterprise Communications Products with respect to this Product Appendix and may be found in Exhibit 2.

Unless modified, amended, or supplemented by this Product Appendix, all terms and conditions of Reseller Master Terms and Conditions remain in effect.

Reseller Product Appendix: Avaya Enterprise Communications Products

DEFINITY ONETM Communications System

Products and related Software

DEFINITY ONETM Communication System is a family of products, which consist of the following:

DEFINITY G3si Software

IntuityTM AUDIX®

6400, 6200 and 8400 Series Voice Terminals

Basic Call Management Systems

Centre Vu Call Management Systems

Standby Power Systems

***Refer to the DEFINITY ONE product section of the BusinessPartner WEB site for a complete listing of. products.

Avaya Product Coding

Avaya product coding for DEFINITY ONETM is described in the DEFINITY ONETM product documentation posted on the BusinessPartner Website

Training

Reseller shall provide and consistently maintain a staff of adequately trained and competent sales personnel, knowledgeable of the specifications, features, and advantages of the Avaya Products and Software. Such personnel shall be made aware of the restrictions on use of Avaya information as set forth in Section 8 (Confidential Information) of the Agreement. Prior to executing this Product Appendix, Avaya will have provided Reseller/VAR with initial Sales, and Technical Training. Reseller/VAR represents that this training has been completed by its sales and support personnel. Reseller/VAR acknowledges that continuing authorization to sell DEFINITY ONETM product is contingent on Reseller/VAR maintaining tile required trained personnel on staff. Avaya may, at its sole option, offer training in person, through remote learning media, through interactive materials on the Avaya World Wide Web site, or through other self-learning devices.

Technical training will address configuration, networking, integration, installation and troubleshooting issues. Technical training will be made available at prevailing prices. The training will be offered at a Avaya facility or via electronic media periodically during the year. If new DEFINITY ONETM product releases are introduced, they may be added to this Product Appendix by mutual agreement. Avaya may require Reseller/VAR to complete Update training before being authorized to sell each new release.

Training requirements for DEFINITY ONETM are as follows:

1.	Reseller will maintain a minimum of (1) technical person who has completed the DEFINITY ONETM technical training program

2.	Reseller will maintain a minimum of (1) sales person who has completed the DEFINITY ONETM sales training program

3.	Reseller agrees to have personnel, who are designated for DEFINITY ONETM technical or sales training, attend the recommended / mandatory prerequisite training programs.

4.	Reseller also agrees to meet any required prerequisite “general” convergence training that may be established from time to time by Avaya.

Professional Certifications

It is desirable, but not required that a Reseller/VAR, will maintain at least one employee on their staff certified in Microsoft Windows NT, as well as staff who have been certified in other networking and convergence technologies.

The Reseller/VAR is responsible for all costs associated with any such professional certification.

Dissemination of Information to End Users

To ensure that End User potential customers are adequately informed, Avaya may from time to time elect to prepare certain brochures, marketing collateral, or other explanatory text to describe the features, capabilities, and limitations of DEFINITY ONETM. Reseller/VAR agrees to furnish such materials or text to its potential customers as reasonably directed by Avaya.

Reseller Support

Resellers must provide Tier One and Tier Two support functions to the end user. Reseller shall have access to Avaya Tier 3 support for resolution of more difficult issues that are beyond the scope of normal tier 1& 2 support. Tier 1 support is defined as the Reseller responding by phone to resolve the problem at the end user site. Tier 2 support is defined as the Reseller responding with a qualified technician and if necessary to end user site with the capability of diagnosing and resolving ordinary problems. Tier 2 also refers to the needed skills to install DEFINITY ONETM at the end user site. Tier 3 is defined as a highly skilled technical resource, available to the Reseller, provided by Avaya, who is capable of resolving more involved technical or functional issues. Initially Avaya will provide Tier 3 support without charge, except for cases of excessive use. In the future, Avaya may charge for Tier 3 support. Avaya has the option to establish conditions or set limits on the utilization of the tier 3 resource.

The intent is to have the Reseller possess the needed skills to be authorized to sell. It is not permissible for a Reseller to engage “authorized” support as a substitute for meeting his own respective authorized obligations.

End User Software License Agreement and Warranty

Use of DEFINITY ONETM Licensed Materials is subject to the terms and conditions of an DEFINITY ONETM End User License Agreement and Software Warranty between Avaya and End User, and may also be subject to license agreements between third party software providers and End User. The current form of such End User Software License Agreement and Software Warranty is set forth in Exhibit 1. Reseller agrees (a) to deliver the license agreements without alteration to each DEFINITY ONETM End User prior to or contemporaneously with the delivery of the licensed materials to that End User, (b) to maintain contemporaneous written records of each such delivery, (c) to make those records available for audit by Avaya’s representatives, and (d) if requested by Avaya, to furnish written affidavits and/or other evidence reasonably sufficient to prove delivery of the license agreements to specific End Users.

Unless modified, amended, or supplemented by this Product Appendix, all terms and conditions of Reseller Master Terms and Conditions remain in effect.

Reseller Product Appendix: Avaya Enterprise Communications Products

DEFINITY® ProLogix Solutions & Associated Adjuncts

A. Products

DEFINITY ProLogix Solutions, Associate Adjuncts and Software

IntuityTM AUDIX

6400 Series Voice Terminals

8400 Series Voice Terminals

Basic Call Management Systems

BCMS VU

Centre Vu Call Management Systems

B. For the products covered by this Product Appendix, the current End User Software License referred to in Section 7.4 of the Agreement and the current End User Software Warranty may be found in Exhibit 1.

C. [For Resellers licensing the Orange Label Flash Card only.] New Section 8 is added to the Reseller Product Group Attachment for Enterprise Communications Products with respect to this Product Appendix and may be found in Exhibit 2.

Unless modified, amended, or supplemented by this Product Appendix, all terms and conditions of Reseller Master Terms and Conditions remain in effect.

Reseller Product Appendix: Avaya Enterprise Communications Products

DEFINITY® ECS & Associated Adjuncts

A. Products

DEFINITY G3r, Associate Adjuncts and Software

DEFINITY G3vs, Associate Adjuncts and Software

DEFINITY G3si, Associate Adjuncts and Software

DEFINITY AUDIX

IntuityTM AUDIX

6400 Series Voice Terminals

8400 Series Voice Terminals

Basic Call Management Systems

Centre Vu Call Management Systems

B. For the products covered by this Product Appendix, the current End User Software License referred to in Section 7.4 of the Agreement and the current End User Software Warranty may be found in Exhibit 1.

C. [For Resellers licensing the Orange Label Flash Card only.) New Section 8 is added to the Reseller Product Group Attachment for Enterprise Communications Products with respect to this Product Appendix, and may be found in Exhibit 2.

Unless modified, amended, or supplemented by this Product Appendix, all terms and conditions of Reseller Master Terms and Conditions remain in effect.

Exhibit 1:

Reseller Product Appendix: Avaya Enterprise Communications Products

END USER SOFTWARE LICENSE AND LIMITED WARRANTY

END USER SOFTWARE LICENSE

Avaya Inc. grants You a personal, non-transferable and non-exclusive right to use, in object code form, all software and related documentation furnished under the Agreement between Avaya Inc. and [Reseller]. This grant shall be limited to use with the equipment for which the software was obtained or, on a temporary basis, on back-up equipment when the original equipment is inoperable. Use of software on multiple processors is prohibited unless otherwise agreed to in writing by Avaya Inc.. You agree to use your best efforts to see that your employees and users of all software licensed under this Agreement comply with these terms and conditions and You will refrain from taking any steps, such as reverse assembly or reverse compilation, to derive a source code equivalent of the software.

You are permitted to make a Single archive copy of software. Any copy must contain the same copyright notice and proprietary marking as the original software. Use of software on any equipment other than that for which it was obtained, removal of the software from the United States, or any other material breach shall automatically terminate this license.

If the terms of this license differ from the terms of any license packaged with the software, the terms of the license packaged with the software shall govern.

LIMITED WARRANTY AND LIMITED LIABILITY

Software. Avaya Inc. warrants that if the Software does not substantially conform to is specifications, the end-user customer (“You”) may return it to the place of purchase within 90 days after the date of purchase, provided that You have deployed and used the Software solely in accordance with this License Agreement and the applicable Avaya Inc. installation instructions. Upon determining that the returned Software is eligible for warranty coverage, Avaya Inc. will either replace the Software or, at Avaya Inc.’s option, will offer to refund the License Fee to You upon receipt from You of all copies of the Software and Documentation. In the event of a refund, the License shall terminate.

Compatibility. THE SOFTWARE IS NOT WARRANTED FOR NONCOMPATIBLE SYSTEMS.

DISCLAIMER OF WARRANTIES. AVAYA INC. MAKES NO WARRANTY, REPRESENTATION, OR PROMISE TO YOU NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. AVAYA INC. DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. AVAYA INC. DOES NOT WARRANT THAT THE SOFTWARE OR DOCUMENTATION WILL SATISFY YOUR REQUIREMENTS, THAT THE SOFTWARE OR DOCUMENTATION ARE WITHOUT DEFECT OR ERROR, OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED. ALSO, AVAYA INC. DOES NOT WARRANT THAT THE SOFTWARE WILL PREVENT, AND AVAYA INC. WILL NOT BE RESPONSIBLE FOR, UNAUTHORIZED USE (OR CHARGES FOR SUCH USE) OF COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO THE SOFTWARE (TOLL FRAUD). Some states do not allow the execution of implied warranties or limitations on how long an implied warranty lasts, so the above limitation may not apply to You. This warranty gives You specific legal rights which vary from state to state.

EXCLUSIVE REMEDY AND LIMITATION OF LIABILITY. EXCEPT FOR BODILY INJURY PROXIMATELY CAUSED BY AVAYA INC.’S NEGLIGENCE, YOUR EXCLUSIVE remedy AND AVAYA INC.’S ENTIRE LIABILITY ARISING FROM OR RELATING TO THIS LICENSE AGREEMENT OR TO THE SOFTWARE OR DOCUMENTATION SHALL BE LIMITED TO DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED $10,000. AVAYA INC. SHALL NOT IN ANY CASE BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR PUNITIVE DAMAGES, EVEN IF AVAYA INC. HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. AVAYA INC. IS NOT RESPONSIBLE FOR LOST PROFITS OR REVENUE OR SAVINGS, LOSS OF USE OF THE SOFTWARE, LOSS OF DATA, COSTS OF RECREATING LOST DATA, THE COST OF ANY SUBSTITUTE EQUIPMENT OR PROGRAM, CHARGES FOR COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO THE SOFTWARE (TOLL FRAUD), OR CLAIMS BY ANY PERSON OTHER THAN YOU. THESE LIMITATIONS OF LIABILITY SHALL APPLY NOTWITHSTANDING THE FAILURE OF AN EXCLUSIVE REMEDY. Same states do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to You.

Exhibit 2:

Reseller Product Appendix: Avaya Enterprise Communications Products

8.	SOFTWARE LICENSE, ORANGE LABEL FLASH CARD MEDIUM

A. Avaya grants Reseller a personal, non-transferable and non-exclusive right to use. in object code form, DEFINITY® ECS, DEFINITY® PROLOGIX SOLUTIONS, DEFINITY® BCS, and DEFINITY® GuestWorks software (“the Software”) solely for the purpose of providing maintenance service on, DEFINITY® ECS, DEFINITY® PROLOGIX SOLUTIONS, DEFINITY® BCS, and DEFINITY® GuestWorks systems respectively. Title to and ownership of all Software shall remain with Avaya. Reseller will refrain from taking any steps, such as reverse assembly or reverse compilation, to derive a source code equivalent of the Software or to develop other software. Reseller will use its best efforts to ensure that its employees and users of the Software comply with these terms and conditions.

B. Reseller may make a single archive copy of software. Any such copy must contain the same copyright notice and proprietary markings that the original Software contains. Use of the Software on any equipment other than that for which it was obtained, removal of the Software from the United States, use of the Software for any purpose other than maintenance of DEFINITY® ECS, DEFINITY® PROLOGIX SOLUTIONS, DEFINITY® BCS, and DEFINITY® GuestWorks systems or any other material breach of the software license shall immediately and automatically terminate this license and will be cause for immediate termination of all Authorized Reseller Agreements between Reseller and Avaya.

Reseller Product Appendix: Avaya Enterprise Communications Products

DEFINITY® Wireless Business System

A. Products and Software

Radio Controller

Wireless Fixed Base

Cell Antenna Unit (indoor and outdoor versions)

Pocket Phone 9601

Mobility Manager™ Software

B. For the Mobility Manager software covered by this Product Appendix, the End User Software License found in Reseller’s Definity ECS or Definity ProLogix® Solutions Product Appendix is incorporated by reference and made a part of this Appendix.

C. The following are added as Sections 3.5, 3.6 and 3.7 to the Reseller Product Group Attachment for Enterprise Communications Products for the Products and Software covered by this Appendix:

3.5 Reseller acknowledges that Avaya is the Member Subscriber Manufacturer of UTAM, Inc. (“UTAM”), a nonprofit organization designated by the FCC to coordinate and manage the relocation of existing microwave systems in the 1910-1930 Mhz frequency range. UTAM’s relocation efforts are what permits the deployment of unlicensed personal communications systems (“UPCS”) such as the Definity Wireless Business System (“DWBS”), Planning, installation and use of DWBS are governed by UTAM regulations set forth in the UTAM Policies and Procedures Manual or otherwise adopted by UTAM (“UTAM Requirements”). Reseller agrees that in its marketing, sale, installation or maintenance of DWBS it will at all times comply with UTAM Requirements and that it will contract with Avaya to perform all elements of the Reseller’s sale, installation or maintenance process that Avaya is required to perform by UTAM Requirements.

3.6 Reseller agrees to inform its customers of the UTAM Requirements, including but not limited to the requirements relating to relocating a DWBS system, to inform its customers that Avaya will be performing certain elements of the sales, installation and maintenance process as Reseller’s subcontractor in order to meet the UTAM Requirements, and to secure its customers’ written agreement to comply with the UTAM Requirements.

3.7 Reseller agrees to inform its customers of and to secure its customers’ written agreement to the following:

Avaya Inc. Inc. (“Avaya”) will design your DEFINITY® Wireless Business System in an attempt to meet the coverage criteria you requested. This will be done by using the Wireless System Engineering Expert Design System (“WiSE System”). Based on the WiSE System output, Reseller will provide you with a coverage map detailing the areas where radio signal strength is expected to be adequate to provide coverage.

Neither Avaya nor Reseller will be responsible for inaccuracies in the WISE System map that result from:

a. inaccuracies in the blueprints or other information that you have provided to Reseller for Avaya from which Avaya has developed the design specification document; or

b. any changes to your building’s physical structure or the layout of your office equipment (e.g., installation of new air conditioning duct work) after the WiSE System coverage map was developed

D. The End User customer limitations set forth in Reseller’s Definity ECS and Definity ProLogix Solutions Product Appendices are incorporated by reference and made a part of this Appendix.

E. Unless modified, amended, or supplemented by this Product Appendix, all terms and conditions of Reseller Master Terms and Conditions remain in effect.

Reseller Product Appendix: Avaya Enterprise Communications Products

Video Networking Products

A. Products:

Avaya’ Multipoint Control Unit (MCU)

Avaya’ Conference Reservation and Control System (CRCS)

In connection with marketing, selling or providing services for the products listed on this Product Appendix only, the Agreement to which this Product Appendix is attached is modified as follows:

B. For the Products covered by this Product Appendix, Section 2.2 of the Reseller Product Group Attachment for Enterprise Communications Products is deleted.

Unless modified, amended, or supplemented by this Product Appendix, all terms and conditions of Reseller Master Terms and Conditions remain in effect.

Reseller Product Appendix: Avaya Enterprise Communications Products

JAYA IP OFFICE PRODUCTS

A. Products and Related Software

IP Office Communications Systems and Software

Additional Product Authorizations associated with IP Office Communications System Configurations

Merlin Magic Series Terminals for connection to the IP Office Communications System

Definity 6400 Series Terminals for connection to the IP Office Communications System

IP Series Terminals for connection to the IP Office Communications Systems

Additional Avaya products, adjuncts, adapters and connectors, specifically identified for connection to the IP Office Communications System

As it pertains to the products listed in this Appendix, the attached Appendix: Avaya IP Office Products shall become part of the Agreement,

B. Reseller Responsibilities

Resellers who are not Definity authorized must obtain Channel Account Manager and National Account Manager approval prior to purchase of Definity 6400 Series Terminals.

Reseller shall be in compliance with Avaya’s current Product Authorization (PA) Requirements for Resellers.

PA is a supplemental document provided by Avaya to Reseller detailing current Reseller responsibilities specific to IP Office Communications Systems and Software.

C. Avaya’s standard End User warranties for the individual products covered under this Appendix will apply.

Unless modified, amended, or supplemented by this Product Appendix, all terms and conditions of Reseller Master Terms and Conditions remain in effect.

Reseller Product Appendix: Avaya Enterprise Communications Products

VAYA ECLIPS PRODUCTS

A.	Products and related Software

The Avaya ECLIPS products included in this Appendix consist of the following:

Avaya IP600 Communications Server

Avaya IP Hard Phones

Avaya Soft Phones

Avaya R300 Remote Office Concentrator Avaya Definity IP Solutions

Avaya product coding for the above listed ECLIPS products is described in documentation posted on the BusinessPartner Website.

As it pertains to the products listed in this Appendix, the attached Appendix: Avaya ECLIPS Products shall become part of the Agreement.

B.	Training

Training requirements for ECLIPS are as follows:

1.	Reseller will maintain a minimum of (1) technical person who has completed the ECLIPS technical training program.

2.	Reseller will maintain a minimum of (1) sales person who has completed the ECLIPS sales training program.

3.	Reseller agrees to have personnel, who are designated for ECLIPS technical or sales training, attend the recommended / mandatory prerequisite training programs or possess the required professional certifications.

4.	Reseller also agrees to meet any required prerequisite “general” ECLIPS training that may be established from time to time by Avaya.

5.	The Reseller should refer to the ECLIPS training document posted in the BusinessPartner WEB site for a detailed listing specific training courses and descriptions for each of the above listed Avaya ECLIPS products.

C.	Professional Certifications

Reseller/VAR, as a condition of being authorized to sell ECLIPS products, will maintain at least one employee on its staff certified in the following:

Microsoft - Microsoft Certified Professional on NT Server 4.0, must pass one of the three tests associated with this specialty. In the event that Microsoft discontinues MCP/NT certification a Distributor may substitute a Windows 2000 certification that includes the needed NT server training, as determined by Avaya. Acquiring the correct MCP certification is the obligation of the Reseller.

The certification and testing process will be according to the requirements of Microsoft.

The Reseller/VAR may be required to add additional certified or trained personnel to its staff to maintain adequate sales and technical resources to address the needs of customers, including geographically dispersed customers, or customers supported by remote Reseller/VAR locations. The Reseller/VAR can work with Avaya to develop an acceptable plan to address such needs.

The Reseller/VAR is responsible for all costs associated with professional certification. Avaya will require Reseller/VAR to furnish proof that the certification requirements have been successfully completed and that the certified individuals are employed by the Reseller/VAR. Failure to maintain employees with these certifications will result in the de-authorization of the Reseller/VAR to sell ECLIPS, if the situation is not corrected within 60 days. The Reseller must complete certification before he is authorized to sell ECLIPS.

D.	Dissemination of Information

To ensure that End User potential customers are adequately informed, Avaya may from time to time elect to prepare certain brochures, marketing collateral, or other explanatory text to describe the features, capabilities, and limitations of ECLIPS. Reseller/VAR agrees to furnish such materials or text to its potential customers as reasonably directed by Avaya or Reseller’s Distributor.

E.	Reseller Support

Resellers must provide Tier One and Tier Two support functions to the end user. Reseller shall have access to Avaya Tier 3 support for resolution of more difficult issues that are beyond the scope of normal tier 1& 2 support. Tier 1 support is defined as the Reseller responding by phone to resolve the problem at the end user site. Tier 2 support is defined as the Reseller responding with a qualified technician and if necessary to end user site with the capability of diagnosing and resolving ordinary problems. Tier 2 also refers to the needed skills to install ECLIPS products at the end user site. Tier 3 is defined as a highly skilled technical resource, available to the Reseller and provided by Avaya, who is capable of resolving more involved technical or functional issues. Avaya retains the option to establish conditions or set limits on the utilization of the Tier 3 resource. Initially Avaya will provide Tier 3 support without charge, except for cases of excessive use. In the future, Avaya may charge for Tier 3 support.

The intent is to have the Reseller possess the needed support skills to be authorized to sell ECLIPS products. It is not permissible for a Reseller to engage “authorized” support or other 3rd party support as a substitute for meeting its own respective support and training obligations.

F.	End User Software License Agreement and Warranty

Use of ECLIPS Licensed Materials is subject to the terms and conditions of an ECLIPS End User License Agreement and Software Warranty between Avaya and End User, and may also be subject to license agreements between third party software providers and End User. The current form of such End User Software License Agreement and Software Warranty is attached hereto as Exhibit 1. Reseller agrees (a) to deliver the license agreements without alteration to each ECLIPS End User prior to or contemporaneously with the delivery of the licensed materials to that End User, (b) to maintain contemporaneous written records of each such delivery, (c) to make those records available for audit by Avaya’s representatives, and (d) if requested by Avaya, to furnish written affidavits and/or other evidence reasonably sufficient to prove delivery of the license agreements to specific End Users.

Unless modified, amended, or supplemented by this Product Appendix, all terms and conditions of Reseller Master Terms and Conditions remain in effect.

EXHIBIT 1

END USER SOFTWARE LICENSE AND LIMITED WARRANTY

END USER SOFTWARE LICENSE

Avaya grants You a personal, non-transferable and non-exclusive right to use, in object code form, all software and related documentation furnished under the Agreement between Avaya and [Reseller]. This grant shall be limited to use with the equipment for which the software was obtained or, on a temporary basis on back-up equipment when the original equipment is inoperable. Use of software multiple processors is prohibited unless otherwise agreed to in writing by Avaya. You agree to use your best efforts to see that your employees and users of all software licensed under this Agreement comply with these terms and conditions and You will refrain from taking any steps, such as reverse assembly or reverse compilation, to derive a source code equivalent of the software.

You are permitted to make a single archive copy of software. Any copy must contain the same copyright notice and proprietary marking as the original software. Use of software on any equipment other than that for which it was obtained, removal of the software from the United States, or any other material breach shall automatically terminate this license.

If the terms of this license differ from the terms of any license packaged with the software, the terms of the license packaged with the software shall govern.

LIMITED WARRANTY AND LIMITED LIABILITY

Software. Avaya warrants that if the Software does not substantially conform to its specifications, the end-user customer (“You”) may return it to the place of purchase within 90 days after the date of purchase, provided that You have deployed and used the Software solely in accordance with this License Agreement and the applicable Avaya installation instruction. Upon determining that the returned Software is eligible for warranty coverage, Avaya will either replace the Software or, at Avaya’s option, will offer to refund the License Fee to You upon receipt from You of all copies of the Software and Documentation. In the event of a refund, the license shall terminate.

If the terms of this warranty differ from the terms of any warranty packaged with the software, the terms of the warranty packaged with the software shall govern.

Compatibility. THE SOFTWARE IS NOT WARRANTED FOR NONCOMPATIBLE SYSTEMS.

DISCLAIMER OF WARRANTIES. AVAYA MAKES NO WARRANTY, REPRESENTATION, OR PROMISE TO YOU NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. AVAYA DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. AVAYA DOES NOT WARRANT THAT THE SOFTWARE OR DOCUMENTATION WILL SATISFY YOUR REQUIREMENTS, THAT THE SOFTWARE OR DOCUMENTATION ARE WITHOUT DEFECT OR ERROR, OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED. ALSO, AVAYA DOES NOT WARRANT THAT THE SOFTWARE WILL PREVENT, AND AVAYA WILL NOT BE RESPONSIBLE FOR, UNAUTHORIZED USE (OR CHARGES FOR SUCH USE) OF COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO THE SOFTWARE (TOLL FRAUD). Some states do not allow the exclusion of implied warranties or limitations on how long an implied warranty lasts, so the above limitation may not apply to You. This warranty gives You specific legal rights which vary from state to state.

EXCLUSIVE REMEDY AND LIMITATION OF LIABILITY. EXCEPT FOR BODILY INJURY PROXIMATELY CAUSED BY AVAYA’S NEGLIGENCE, YOUR EXCLUSIVE REMEDY AND AVAYA’S ENTIRE LIABILITY ARISING FROM OR RELATING TO THIS LICENSE AGREEMENT OR TO THE SOFTWARE OR DOCUMENTATION SHALL BE LIMITED TO DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED $10,000. AVAYA SHALL NOT IN ANY CASE BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR PUNITIVE DAMAGES, EVEN IF AVAYA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. AVAYA IS NOT RESPONSIBLE FOR LOST PROFITS OR REVENUE OR SAVINGS, LOSS OF USE OF THE SOFTWARE, LOSS OF DATA, COSTS OF RECREATING LOST DATA, THE COST OF ANY SUBSTITUTE EQUIPMENT OR PROGRAM, CHARGES FOR COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO THE SOFTWARE (TOLL FRAUD), OR CLAIMS BY ANY PERSON OTHER THAN YOU. THESE LIMITATIONS OF LIABILITY SHALL APPLY NOTWITHSTANDING THE FAILURE OF AN EXCLUSIVE REMEDY. Some states do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to You.

Reseller Product Appendix: Avaya Enterprise Communications Products

Intuity Conversant

A. Product:

Intuity Conversant

B. Licensed Materials:

Intuity Conversant

C. License:

The following is the limited use end-user system software license referred to in Section 7.4 of the Agreement:

END USER SYSTEM SOFTWARE LICENSE

LIMITED WARRANTY AND LIMITED LIABILITY

Compatibility. THE SOFTWARE IS NOT WARRANTED FOR NONCOMPATIBLE SYSTEMS.

Software. Avaya warrants that if the Software does not substantially conform to its specifications, the end-user customer (“You”) may return it to the place of purchase within 90 days after the date of purchase, provided that You have deployed and used the Software solely in accordance with this License Agreement and the applicable Avaya installation instructions. Upon determining that the returned Software is eligible for warranty coverage, Avaya will either replace the Software or, at Avaya’s option, will offer to refund the License Fee to You upon receipt from You of all copies of the Software and Documentation. In the event of a refund, the License shall terminate.

DISCLAIMER OF WARRANTIES. AVAYA MAKES NO WARRANTY, REPRESENTATION, OR PROMISE TO YOU NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. AVAYA DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. AVAYA DOES NOT WARRANT THAT THE SOFTWARE OR DOCUMENTATION WILL SATISFY YOUR REQUIREMENTS, THAT THE SOFTWARE OR DOCUMENTATION ARE WITHOUT DEFECT OR ERROR, OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED. ALSO, AVAYA DOES NOT WARRANT THAT THE SOFTWARE WILL PREVENT, AND AVAYA WILL NOT BE RESPONSIBLE FOR, UNAUTHORIZED USE (OR CHARGES FOR SUCH USE) OF COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO THE SOFTWARE (TOLL FRAUD). Some states do not allow the exclusion of implied warranties or limitations on how long an implied warranty lasts, so the above limitation may not apply to You. This warranty gives You specific legal rights which vary from state to state.

EXCLUSIVE REMEDY AND LIMITATION OF LIABILITY. EXCEPT FOR BODILY INJURY PROXIMATELY CAUSED BY AVAYA’S NEGLIGENCE, YOUR EXCLUSIVE REMEDY AND AVAYA’S ENTIRE LIABILITY ARISING FROM OR RELATING TO THIS LICENSE AGREEMENT OR TO THE SOFTWARE OR DOCUMENTATION SHALL BE LIMITED TO DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED $10,000. AVAYA SHALL NOT IN ANY CASE BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR PUNITIVE DAMAGES, EVEN IF AVAYA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. AVAYA IS NOT RESPONSIBLE FOR LOST PROFITS OR REVENUE OR SAVINGS, LOSS OF USE OF THE SOFTWARE, LOSS OF DATA, COSTS OF RECREATING LOST DATA, THE COST OF ANY SUBSTITUTE EQUIPMENT OR PROGRAM, CHARGES FOR COMMON CARRIER TELECOMMUNICATION SERVICES OR FACILITIES ACCESSED THROUGH OR CONNECTED TO THE SOFTWARE (TOLL FRAUD), OR CLAIMS BY ANY PERSON OTHER THAN YOU. THESE LIMITATIONS OF LIABILITY SHALL APPLY NOTWITHSTANDING THE FAILURE OF AN EXCLUSIVE REMEDY. Some states do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may not apply to You.

Avaya grants You a personal, non-transferable and non-exclusive right to use, in object code form, all software and related documentation furnished under the Agreement between Avaya aria [Reseller]. This grant shall be limited to use with the equipment for which the software was obtained or on a temporary basis, on back-up equipment when the original equipment is inoperable. Use of software on multiple processors is prohibited unless otherwise agreed to in writing by Avaya. You agree to use your best efforts to see that your employees and users of all software licensed under this Agreement comply with these terms and conditions and You will refrain from taking any steps, such as reverse assembly or reverse compilation, to derive a source code equivalent of the software.

You are permitted to make a single archive copy of software. Any copy must contain the same copyright notice and proprietary marking as the original software. Use of software on any equipment other than that for which it was obtained, removal of the software from the United States, or any other material breach shall automatically terminate this license.

If the terms of this license differ from the terms of any license packaged with the software, the terms of the license packaged with the software shall govern.

D. Conversant Training

Course No.	Description

BTT509H	INTUITY CONVERSANT Install & Maintenance

BTC128H	Introduction To Scriptbuilder

BTC301H	INTUITY CONVERSANT VIS Advanced Scriptbuilder

BTC130H	INTUITY CONVERSANT Graphical Designer For New Application Design Customers

BTC302H	INTUITY CONVERSANT Graphical Designer For Experienced Scriptbuilder Users

BTC201H	Scriptbuilder Host Application Development Workshop

BTC421M	CONVERSANT VIS 5.0/6.0 IBM Host Interface

BTC437M	CONVERSANT VIS 6.0 Hardware & Admin Overview

Unless modified, amended, or supplemented by this Product Appendix, all terms and conditions of Reseller Master Terms and Conditions remain in effect.

Reseller Product Appendix: Avaya Internetworking Solutions Products

Avaya Data Products

A. Products

Cajun family of products:

Cajun Campus Ethernet

Cajun Campus ATM

CajunView

Cajun Rules

Super Pipe

Access Point

LMF VPN Gateway

LSMS Security Management Server

NetPerformer

VPNet Product Line

B. Reseller shall purchase Avaya Internetworking Solutions Products covered under this Appendix from an authorized Avaya Internetworking Solutions Products Distributor.

C. Avaya’s standard End User warranties for the individual products covered under this Appendix will apply.

Unless modified, amended, or supplemented by this Product Appendix, all terms and conditions of Reseller Master Terms and Conditions remain in effect.

Reseller Product Appendix: Avaya Internetworking Solutions Products

Avaya Wireless LAN Products

A. Products

Avaya Wireless LAN - Indoor Data Networking (Open):

Client Devices:

PC Cards

Adapters

USB Client

Converters

Indoor Antennae

Residential Gateway

Infrastructure Indoor:

Access Point

Active Ethernet (Power over Ethernet)

Avaya Wireless LAN - Outdoor Data Networking (Managed):

Infrastructure Outdoor Networking

Access Server

Outdoor Kit

Outdoor Remote/Central Router

Outdoor Router Software

Antennae

Products for the US Government only

Residential Gateway (Open)

Access Point (Open)

Central/Remote Office Router (Managed)

B. For the products covered by this Product Appendix, the following is added to the Reseller Product Group Attachment for Internetworking Solutions Product as Section 1.8:

1.8 “Approved Reseller Personnel” is defined as an authorized Reseller’s full-time employee representing Avaya Wireless LAN Product who has attended and successfully completed Avaya approved Wireless LAN Product Technical Support training.

C. Additional Reseller Responsibilities:

1. Reseller will have a minimum of [***] of the sales force complete the web based sales training class annually and maintain a sales force which, in Avaya’s opinion, is capable of demonstrating to End-User Customers the use, capabilities and applications of the Products and that actively and effectively obtains purchase orders from End-User Customers;

2. Reseller will maintain a minimum of [***] Approved Reseller Personnel on staff to support Avaya Wireless Product. These Approved Reseller Personnel will address all technical issues prior to escalation to the Distributor or to Avaya;

3. Reseller will acquire and maintain a level of technical local area networking expertise, so as to be able to install and maintain the Products. Reseller shall obtain the necessary training from Avaya approved training facility, before offering maintenance services to End-User Customers. Installation and field service maintenance provided by Reseller shall be of such quality so as to maintain and enhance Avaya’s reputation as a supplier of high quality Products;

4. Reseller will have an operational Avaya Wireless LAN demonstration test bed and provide a minimum of me seminar for End Users per year;

D. Avaya’s standard End User warranties for the individual products covered under this Addendum will apply.

Unless modified, amended, or supplemented by this Product Appendix, all terms and conditions of Reseller Master Terms and Conditions remain in effect.

DIAMOND AMENDMENT TO

AVAYA RESELLER AGREEMENT (NO. 0 2 0 5 1 5

AMONG AVAYA INC.,

AND

NORTH AMERICAN COMMUNICATIONS RESOURCE, INC. DBA NACR, INC., RESELLER

WHEREAS Avaya Inc., and North American Communications Resource, Inc. dba NACR, Inc. have entered into a Avaya Reseller Agreement, effective Jul 03 2002, and

WHEREAS North American Communications Resource, Inc. dba NACR, Inc. has made the necessary commitments to be a Diamond Reseller and wishes to become a Diamond Reseller;

NOW THEREFORE the parties hereby agree to amend the Avaya Reseller Agreement as follows:

The following new Subsections are added to Section 2 of the Reseller Product Group Attachment for Enterprise Communications Products. (Reseller Appointment):

2.3 Except as provided in 2.4, Reseller shall not, during the term of this Agreement, market or sell any non-Avaya products which are of the same type or category as the control unit for any Avaya Key Telephone System, PBX product, or hybrid Key/PBX product (e.g. Merlin Legend Systems), or the same type or category as any packet switched voice system or voice/data convergence Product listed in a Product Appendix. Except as limited in this Agreement and in any other Reseller Agreements Reseller may have with BCS or another business unit of Avaya, Reseller may market any other non Avaya products to Resellers or End Users.

2.4 Reseller may continue to market and sell to an End-User non-Avaya product components for end user products which are the same type or category as the as products listed in Section 2.3, above, provided that i) Reseller has, prior to the effective date of its first Reseller Agreement or (or Diamond Reseller Amendment) with Avaya, supplied a non-Avaya product system to such End User and ii) the additional non-Avaya products sold after such effective date do no more than bring the non-Avaya product system to its original design capacity or full accessory complement. If such End User desires to upgrade or expand its non-Avaya product system beyond that authorized herein, Reseller shall sell only an appropriate Avaya Managed Product to such End User.

This Diamond Reseller Amendment shall be effective as of Jul 03 2002. It shall be attached to and constitute a part of the Avaya Reseller Agreement, as if fully set forth therein. Unless modified, amended, or supplemented by this Addendum, all terms and conditions of Reseller Master Terms and Conditions remain in effect.

Avaya Inc.		North American Communications Resource, Inc. dba NACR, Inc.

By:	/s/ Roxanne L. Douma	By:	/s/ Thomas M. Roles
Name:	Roxanne L. Douma	Name:	Thomas M. Roles
Title:	Senior Op Mgr.	Title:	President/CFO
Date:	7/3/02	Date:	6-22-02